UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 20, 2005

GuruNet Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-32255	98-0202855
(Commission File Number)	(IRS Employer Identification No.)

Jerusalem Technology Park
Building 98
Jerusalem, Israel 91481
(Address of Principal Executive Offices)

+972-2-649-5000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 20, 2005, GuruNet Corporation, a Delaware corporation (“GuruNet”), announced increased activity and revenue as the school season resumed after Labor Day. According to GuruNet's unaudited internal statistics, the two weeks since Labor Day show significant growth compared to June 2005's metrics shared publicly in July:

•	Average daily user queries, including weekends, have increased by about 20%, to approximately 2.1 million, compared to 1.7 million reported for June.

•	Average revenue per thousand visits (RPM) has increased roughly 25% to approximately $3.30, compared to $2.64 reported for June.

•
According to the research firm Hitwise, a leading competitive intelligence service, Answers.com's rank for the week ending September 17th, for website visits, has improved to number 242 from 313, for the week ending August 27th.

A copy of the press release issued by the registrant on September 20, 2005 is attached hereto as Exhibit 99.1

Exhibit No.	Description

99.1	Press Release dated September 20, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GURUNET CORPORATION

Dated: September 20, 2005	By:	/s/ Steven Steinberg
Steven Steinberg
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 20, 2005.